Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                             August 7, 2012
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and six months ended June 30, 2012 and July 2, 2011, in thousands of dollars except share and per share amounts.
                                   Three Months Ended       Six Months Ended
                                   June 30,    July 2,     June 30,    July 2,
                                     2012        2011        2012        2011

Net sales                        $1,510,593  $1,398,587  $2,981,706  $2,866,766


Net earnings attributable to
 Seaboard                        $   50,097  $  113,486  $  132,306  $  230,350

Net earnings per common share    $    41.58  $    93.34  $   109.63  $   189.45

Average number of shares
  outstanding                     1,204,837   1,215,879   1,206,871   1,215,879


Notes to Report of Earnings:

Included in net earnings attributable to Seaboard for the three and six months ended July 2, 2011 is a gain on sale of power generating facilities in the amount of $51,423,000, or $42.29 share. There was no tax expense on this transaction.

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.